Exhibit 3.1

CERTIFICATE OF MERGER

of

ARCHIE U.S. MERGER LLC

(a Delaware limited liability company)

with and into

ARRIS GROUP, INC.

(a Delaware corporation), being the surviving entity

January 4, 2016

Pursuant to Section 264 of the Delaware General Corporation Law (the “DGCL, the undersigned corporation does hereby certify that:

FIRST: The name and state of domicile of each of the constituent entities (the “Constituent Entities”) are as follows: ARRIS Group, Inc., a Delaware corporation (“ARRIS”), and Archie U.S. Merger LLC, a Delaware limited liability company (“Merger Sub”).

SECOND: An Agreement and Plan of Merger (the “Merger Agreement”) has been approved, adopted, certified, executed and acknowledged by each of the Constituent Entities in accordance with, in the case of ARRIS, the requirements of Section 264 of the DGCL and, in the case of Merger Sub, with the requirements of limited liability company agreement of Merger Sub and Section 18-209 of the Delaware Limited Liability Company Act.

THIRD: ARRIS is the surviving corporation of the merger and the name of the surviving corporation shall be ARRIS Group, Inc.

FOURTH: The Certificate of Incorporation of ARRIS as in effect immediately prior to the merger shall be the Certificate of Incorporation of the surviving corporation, except that Article FOURTH thereof shall be amended and restated in its entirety to read as follows:

“FOURTH. The total number of shares for which the corporation shall have authority to issue is One Thousand (1,000) shares of capital stock, par value $0.001, all of which shall be common stock.”

FIFTH: The Merger Agreement is on file at an office of the surviving corporation, the address of which is 3871 Lakefield Drive, Suwanee, Georgia 30024.

SIXTH: A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of ARRIS or any member of Merger Sub.

SEVENTH: The merger shall become effective as of 4:00 p.m. on January 4, 2016.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, said surviving corporation has caused this Certificate of Merger to be signed by an authorized officer as of the date first written above.

ARRIS GROUP, INC.

By:	/s/ Patrick Macken
Name:	Patrick Macken
Title:	Senior Vice President

[SIGNATURE PAGE TO CERTIFICATE OF MERGER]